SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

  [_]Preliminary Proxy Statement          [_]Confidential,for Use of the
  [_]Definitive Proxy Statement              Commission Only (as permitted
  [X]Definitive Additional Materials         by Rule 14a-6(e)(2))
  [_]Soliciting Material Pursuant to Section 240.14a-11 or Section 240.14a-12

                                ITT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           HILTON HOTELS CORPORATION

                                HLT CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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  [_] Fee paid previously with preliminary materials.

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





         To All ITT Corporation Shareholders:

         MORE CASH                   MORE VALUE                LESS RISK

         READ WHAT THE EXPERTS ARE SAYING ABOUT THE HILTON $80 OFFER...

         "We believe that [Hilton's] enriched cash portion and contingent preferred shares will provide more certainty of future value."

                   First Call On-Call: OPPENHEIMER & COMPANY, INC., David Wolfe and Bailey Dalton, November 4, 1997.

         "(1) The Hilton bid is 55% cash, the Starwood bid is just 15% cash, (2) the Hilton bid's contingent value preferred shares provide downside protection to ITT holders taking Hilton stock, whereas the Starwood offer has no such provision, (3) THE HILTON BID HAS LESS INHERENT DEAL RISK, as the Starwood bid is still subject to completion by ITT's board, (4) Hilton is likely to realize substantially GREATER SYNERGIES than Starwood given its significant existing gaming and lodging businesses, and (5) Hilton's bid will face FEWER REGULATORY HURDLES given its pre-existing gaming licenses and since it has no risk of Congressional action on the paired share REIT issue."

                        First Call On-Call: LEHMAN BROTHERS, Joyce Minor, November 4, 1997.

         "I think its (Hilton's) bid is a full bid, A MORE ATTRACTIVE BID than Starwood's. There is a BETTER STRATEGIC FIT and more financial savings."

                   McDONALD & CO., Dennis I. Forst "Hilton Raises Bid To Buy ITT Corp." Washington Post, November 4, 1997.

         "ITT SHAREHOLDERS GET MORE CERTAINTY WITH HLT BID VS. HOT'S... Particularly given the recent volatility in the stock market, we think ITT shareholders will find HLT's offer more appealing than Starwood's."

                   First Call On-Call: PRUDENTIAL SECURITIES, Joseph V. Coccimiglio and Paul E. Patrick, November 3, 1997.

         "[The Starwood proposal] is unlike any previous by a REIT and has the potential to raise issues that may jeopardize Starwood's special status....Starwood has the potential to face legislative, legal, and administrative threats to its status by pursuing this merger... The 1984 Deficit Reduction Act demonstrates Congress is fully aware of the potential abuse of paired share REITs and also demonstrates it is willing to act to curb this abuse....  [W]E
         FORMALLY RECOMMEND ITT SHAREHOLDERS VOTE THEIR PROXIES TO HILTON
         BASED ON PRESENT INFORMATION....  WE BELIEVE HILTON'S REVISED
         OFFER IS STRONGER THAN STARWOOD'S PROPOSAL IN THE TOTAL CONSIDERATION RECEIVED BASED UPON A RISK ADJUSTED COMPARISON."

                             First Call On-Call: SALOMON BROTHERS INC., W. Bruce Turner, November 4, 1997.

         "Cash is always far superior. That (Starwood) stock could fall precipitously over the next couple of months."

                   ROFFMAN MILLER ASSOCIATES, Marvin Roffman "Hilton boosts offer for ITT to counter Starwood deal,"
                                  Associated Press.  November 3, 1997.

                           VOTE THE WHITE PROXY CARD TODAY

              ELECT HILTON'S NOMINEES ON NOVEMBER 12TH TO RECEIVE THE
            SUPERIOR BENEFITS, CERTAINTY AND VALUE OF HILTON'S $80 OFFER

                                      IMPORTANT
         DO NOT DELAY! Vote the WHITE proxy card as soon as you receive it. REMEMBER -- Tuesday the 11th of November is a U.S. post office holiday with no regularly scheduled mail deliveries. TO BE SURE YOUR PROXY IS RECEIVED IN TIME PLEASE USE EXPRESS MAIL, FEDEX, OR UPS NEXT DAY MAIL. If you have any questions or need assistance in completing the WHITE proxy card, please contact:

         [LOGO OF MACKENZIE  156 Fifth Avenue, New York, New York 10010
           PARTNERS, INC.]        (212) 929-5500 (call collect)
                                            or
                             CALL TOLL-FREE (800) 322-2885

                         [LOGO OF HILTON HOTELS CORPORATION]
         Permission to use these quotations was neither sought nor obtained (emphasis added).